Exhibit 10.26

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

MASTER SERVICE AGREEMENT Confidential & Proprietary

Account No	Date	☒ New Customer ☐ New Service Addendum
Customer Name (herein “Customer”) HostGator.com LLC
Address 11251 Northwest Freeway, Suite 400
City, State, Zip Code Houston, Texas 77092		State of Incorporation

This Master Service Agreement (“Agreement”) is made as of the date of the last execution below (the “Effective Date”) between Customer and CyrusOne LLC (“CyrusOne”), a Delaware limited liability company with its principal place of business at 1649 Frankford Road West, Carrollton, Texas 75007. This Agreement includes any attachments, schedules, supplements, agendas or exhibits incorporated herein. These terms shall apply and will be considered a part of any “Order Form” for all Services delivered by CyrusOne. The Term of this Agreement shall be five (5) years from the Effective Date, provided that this Agreement shall continue to govern each Order Form executed hereunder until the expiration or termination of such Order Form, unless terminated earlier in accordance herewith.

Section 1 – CUSTOMER BILLING INFORMATION

Primary Billing Address	Secondary Billing Address
City, State, Zip Code	City, State, Zip Code
Primary Billing Contact Name & Title	Secondary Billing Contact Name & Title
Phone and Email	Phone and Email

Section 2 – AUTHORIZATION

In accepting this offer, Customer is not relying on any representations or promises, whether written or oral, other than those contained in this Agreement. Any changes to this Agreement must be in writing and are subject to subsequent approval by an authorized representative of CyrusOne. Customer understands the information contained in this Agreement is confidential and subject to the requirements of law and agrees not to disclose the information to any third party. CyrusOne and Customer are hereinafter referred to collectively as the “Parties” or individually as a “Party”.

HostGator.com LLC	CyrusOne LLC

Signature /s/ John Mone	Signature /s/ Dottie Spruce
Print Name John Mone	Print Name Dottie Spruce
Title EVP, Technology	Title EVP Sales
Date 6/20/2013	Date 6/20/13

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Terms and Conditions

SECTION 1. DEFINITIONS

1.1	Colocation Space: The location(s) within CyrusOne Facilities where Customer is permitted to colocate Customer Equipment pursuant to an Order Form.

1.2	Connection Notice: Written notice from CyrusOne that the Service ordered has been installed and tested by CyrusOne pursuant to the Order Form.

1.3	Customer Equipment: Any equipment provided by the Customer which is located in a Facility.

1.4	Order Form: The approved Order Form then in use by CyrusOne which contains all information related to Service and which is accepted by CyrusOne and executed by both Parties.

1.5	Facilities: Property, including personal property, real property and buildings, owned, leased or operated by CyrusOne used to deliver Service including without limitation locating and colocating communications equipment.

1.6	Service: Any service provided by CyrusOne pursuant to an Order Form, including but not limited to, as applicable, supplying Colocation Space, hosting, monitoring, outsourcing, equipment leasing or data communications and related products or services.

1.7	Service Level Agreement (SLA): As applicable, the document setting forth the performance levels that will be provided for certain Services, the metrics or performance indicators by which the service levels will be measured and the remedies available to Customer if service levels are not met.

1.8	Service Commencement Date: The Service Commencement Date is the date that any Service is fully operational and a Connection Notice has been delivered.

1.9	Service Term: The term (measured starting on the Service Commencement Date) for the Services as specified in the Order Form. The term set forth in each Order Form shall automatically renew and remain in effect for an additional period equal to the term specified in the Order Form for such service, unless either party gives six (6) months written notice to the other of its intent to cancel this Agreement, Services or such Order Form.

SECTION 2. DELIVERY OF SERVICE

2.1	CyrusOne will provide the Services specified in the Order Form, at the fees for such Services listed on the Order Form. For the initial Service Term specified in the Order Form, the fees specified in the Order Form [**] other than pursuant to Sections 3.6 or 3.8 below. Fees are subject to increase upon any [**], provided that such increases do not exceed [**] percent of the [**] fees during [**].

2.2	Order Forms.

(a)	To order any Service, Customer shall submit to CyrusOne a description of the Services it would like to receive, including any back up detail requested by CyrusOne. If CyrusOne wishes to provide such Services, CyrusOne shall then submit a proposed Order Form to Customer which contains the Services CyrusOne is willing to provide, and terms for delivery, including the non-recurring charges (NRC) and monthly recurring charges (MRC) for Service and any required Service Term. Customer shall then notify CyrusOne whether it wishes to proceed with execution of the Order Form.

(b)	Following execution of an Order Form by both Parties, CyrusOne will deliver a tentative installation date for the requested Service within [**] days of the execution of an Order Form. Customer acknowledges that CyrusOne may be delayed in delivery of ordered Service if Customer does not comply with the terms for delivery of Service, and providing all required information and payments.

2.3	[Reserved]

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SECTION 3. BILLING AND PAYMENT

3.1	Connection Notice. Upon installation and testing of the Service ordered in any Order Form, CyrusOne will deliver to Customer a Connection Notice. Customer will have [**] calendar days to provide written notification to CyrusOne that applicable Service items are not installed and functioning in accordance with the Order Form. Following CyrusOne’s acknowledgment of such notification, CyrusOne will work with Customer to resolve the outstanding issues with specific items on the Order Form as soon as is reasonably possible and provide an updated Connection Notice. The Service Commencement Date shall be the date of the initial Connection Notice.

3.2	Billing

a)	Billing for MRC shall commence on the Service Commencement Date regardless of whether Customer has procured services from third-party vendors (i.e., equipment suppliers, software developers, telecommunication carriers, etc.) required to use the Service, and regardless of whether Customer is otherwise prepared to accept delivery of ordered Service.

b)	CyrusOne bills for one full month of MRC [**]. Each MRC covers Service delivered from the first of the month through the end of the month and is payable no later than [**] of delivered Service. CyrusOne will bill usage based Services in arrears or as otherwise provided by the Order Form.

c)	First Invoice. The first invoice will be sent to the Customer prior to the [**] the Service Commencement Date. This invoice will contain the MRC for the month in which the Service Commencement Date occurred. If the Service Commencement Date is [**] of the month, this invoice will be [**] for Services provided during such period. The invoice shall also include the [**] MRC and all NRC for the applicable Services.

3.3	Payment of Invoices. All invoices are due [**] and become past due [**] days from the invoice date.

3.4	Changes in Customer Information. Customer is responsible for communicating in writing any and all changes to billing information including, but not limited to, billing address, pay key, purchase order number or attention to information.

3.5	Taxes and Fees. Except for taxes based on CyrusOne’s net income and ad valorem, personal and real property taxes imposed on CyrusOne’s and not Customer’s owned or leased property, Customer is responsible for payment of all property, sales, use, gross receipts, excise, access, bypass, franchise or other local, state and federal taxes, however designated, imposed on or based upon the provision of the Services.

3.6	Regulatory and Legal Changes In the event of any change in applicable law, regulation, decision, rule, or order that materially increases the costs or materially impacts the terms of delivery of Service, CyrusOne and Customer [**], and in the event that the Parties are [**] days after CyrusOne’s delivery of written notice [**], then a) CyrusOne may [**], and b) Customer [**] may terminate the affected Order Form without termination liability by delivering written notice of termination no later than thirty (30) days after the effective date [**]. If Customer chooses to terminate under this Section 3.6, the effective termination date shall be ninety (90) days after Company provides notice of termination.

3.7	Disputed Invoices. If Customer reasonably disputes any portion of a CyrusOne invoice, Customer must pay the undisputed portion of the invoice in accordance with the terms and conditions of this Agreement and the Order Form and submit a written claim to CyrusOne for the disputed amount within [**] days from the invoice date for those Services. Customer waives the right to dispute any charges not disputed within the time frame set forth above. To the extent the dispute is resolved against Customer in accordance with the procedures hereunder; Customer shall promptly pay such unpaid amounts to CyrusOne.

3.8	Changes in Power Costs. Customer acknowledges that CyrusOne receives its power feed from [**], with rates that are [**]. CyrusOne reserves the right to [**]. In addition, CyrusOne reserves the right to [**] as a result of CyrusOne’s provision of the Services.

SECTION 4. DISCONTINUANCE OF SERVICE/TERMINATION

4.1	Discontinuance of Service by CyrusOne may occur without liability to CyrusOne when one or more of the following conditions have been met:

a)	Non-payment of invoice amounts, not including disputed items, exceeding [**] days past invoice date. A late payment notice will be sent to the Customer via email when an invoice becomes [**] days past invoice date;

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b)	If Customer violates any law, rule, regulation or policy of any governmental authority related to Services or; if Customer makes a material misrepresentation to CyrusOne in connection with the ordering or delivery of Service or; if Customer engages in any fraudulent use of Service or; if a court or other governmental authority prohibits CyrusOne from furnishing Service under this Agreement or Order Form;

c)	If Customer fails to cure its breach (other than a payment breach, which is addressed in a) above) of any of these terms or conditions in this Agreement, in any Order Form or Acceptable Use Policy within [**] days after written notice thereof provided by CyrusOne;

d)	If Customer files bankruptcy, becomes insolvent, has a receiver appointed, or fails to discharge an involuntary petition within sixty (60) days of filing.

4.2	Effect of Discontinuance. Upon CyrusOne’s discontinuance of Service to Customer, CyrusOne may, in addition to and without limitation of any other remedies that may be available to CyrusOne at law or in equity, elect to terminate the Agreement, and/or any Order Form after providing notice to Customer no later than fourteen (14) days prior to the effective termination date.

4.3	By Customer. Customer may terminate an Order Form if CyrusOne fails to cure its breach of any terms or conditions in this Agreement, or in the applicable Order Form within [**] days after written notice thereof provided by Customer.

SECTION 5. LIABILITIES/INDEMNITY

5.1	General Applicability. To the maximum extent permitted by law, the limitations set forth in this Section 5 will apply to any and all claims and causes of action, regardless of whether such claims arise in contract, tort (including without limitation, CyrusOne’s negligence), strict liability, indemnification or any other legal theory. Furthermore, Customer acknowledges that CyrusOne has agreed to the applicable pricing and negotiated this Agreement in reliance upon the limitations of liability and disclaimers of warranties contained in this Agreement and that such limitations and disclaimers form an essential basis of the bargain between the Parties. The Parties agree that such limitations and disclaimers shall survive and apply even if found to have failed of their essential purpose.

5.2	Service Interruptions and Delivery. In specified circumstances, CyrusOne provides specific remedies regarding provision and availability of Services as set forth in a Service Level Agreement (SLA). In the event of a failure of the Services in accordance with any SLA, Customer’s exclusive remedies are contained in the SLA. Any and all damages shall be limited to Service Level Credits as set forth in the applicable SLA and the specific limitations of this Section 5 shall continue to apply. If no SLA is given or applicable, the limitations set forth in this Agreement shall apply.

5.3	No Special Consequential, Punitive or Other Damages. Notwithstanding any other provision hereof or in any Order Form, or under any applicable legal or equitable theory, neither party shall be liable for any indirect, incidental, special, consequential, exemplary or punitive damages (including but not limited to damages for lost profits, lost revenues or the cost of purchasing replacement services) arising out of or related to the performance or failure to perform under this Agreement, any Order Form or SLA.

5.4	Limitation of Liability. Except in the case of a knowing, willful or intentional breach of Section 6 or in connection with CyrusOne’s indemnification obligations under Section 5.5 (i) for damage to tangible property, personal injury or death or for infringement, with respect to all claims or causes of action arising from any actual or alleged breach by CyrusOne of any representation, warranty, term, condition, undertaking or agreement contained in this Agreement or in any way related to Customer’s use of the Services, occupancy of the Colocation Space or presence in the Facility, the remedy available to Customer and any person claiming through the Customer shall be limited to, and CyrusOne’s maximum liability in the aggregate for the entire Term for any and all claims, shall not exceed the total amount of monthly recurring fees paid by Customer during the twelve (12) months immediately preceding the month in which the claim arose (or the total amount of Fees having been paid by Customer if the Service Term has been in effect less than twelve (12) months) (“Damage Cap”) provided that the Damage Cap shall be increased to the total amount of Customer’s monthly recurring fees for thirty-six months (36) for claims resulting from CyrusOne’s breach of its obligations under Section 6 (which are not knowing, willful or intentional) or obligation to indemnify under Section 5.5 (ii).

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5.5	Indemnification. Each party shall indemnify the other from and against any claim, suit or proceeding, by third parties, including without limitation, any and all costs, damages, losses, liabilities and expenses (including reasonable legal fees and court costs) for (i) damage to tangible property, personal injury or death caused by such party or their agents and representatives negligence or willful misconduct and (ii) damages arising from a party’s failure to comply with all applicable laws, regulations and ordinances. In addition, CyrusOne shall indemnify Customer against any third party claim or action based on any alleged infringement of any United States patent, copyright, trade secret, or other proprietary right as a result of the use of the Services according to the terms and conditions of this Agreement provided that this indemnity does not cover infringements to the extent caused or exacerbated by: (i) any modifications or enhancements that are not made by or on behalf of CyrusOne; (ii) any breach of the Agreement by Customer; (iii) any continued use of the alleged infringing items after Customer is made aware of the claim or action of the alleged infringement; (iv) any use of the relevant intellectual property right in combination with other intellectual property rights (including any hardware or software) not supplied by CyrusOne provided such use is the cause of the alleged infringement; and (v) any failure of Customer, following notice from CyrusOne, to use replaced or modified parts of the relevant intellectual property rights provided by CyrusOne in order to avoid such infringement. In addition, Customer shall indemnify CyrusOne from any claims by Customer’s representatives, including all contractors, and all related expenses (including reasonable legal fees and court costs) respecting damage to tangible property, personal injury or death unless such injury, damage and death is caused by the negligence or willful misconduct of CyrusOne.

5.6	NO WARRANTY. CYRUSONE PROVIDES THE COLOCATION SPACE AND THE SERVICES AS IS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE SLA, IN CONNECTION WITH THE SERVICES OR PERFORMANCE HEREUNDER, CYRUSONE (A) MAKES NO WARRANTIES WHETHER EXPRESS OR IMPLIED, AND (B) DISCLAIMS ANY OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTY OF TITLE, MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. IN THE EVENT THAT CYRUSONE PROVIDES CUSTOMER WITH PRODUCTS IN CONJUNCTION WITH THE SERVICES, FOR EXAMPLE THIRD PARTY SOFTWARE PRODUCTS OR EQUIPMENT, CYRUSONE ALSO PROVIDES SUCH PRODUCTS AS IS WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED. CYRUSONE DOES NOT MONITOR OR EXERCISE CONTROL OVER THE CONTENT OF THE INFORMATION RESIDING ON CUSTOMER’S EQUIPMENT OR TRANSMITTED THROUGH ITS FACILITIES. USE OF ANY INFORMATION OBTAINED VIA CYRUSONE’S SERVICES IS AT CUSTOMER’S OWN RISK. CYRUSONE SPECIFICALLY DENIES ANY RESPONSIBILITY FOR THE ACCURACY OR QUALITY OF INFORMATION OBTAINED THROUGH ITS SERVICES.

SECTION 6. CONFIDENTIAL INFORMATION, PUBLICITY AND DATA PROTECTION

6.1	Confidentiality.

6.1.1	“Confidential Information” Defined

(a) “Confidential Information” of a Party means any non-public, commercially proprietary or sensitive information (or materials) belonging to, concerning or in the possession or control of the Party or its Affiliates (the “Furnishing Party”) that is furnished, disclosed or otherwise made available to the other Party (the “Receiving Party”) (or entities or persons acting on the other Party’s behalf) in connection with this Agreement and which is either marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature, or is of a type that a reasonable person would recognize it to be commercially sensitive. The terms of this Agreement, including the cost associated with the Services provided hereunder, shall be deemed to be Confidential Information of both Parties.

(b) Confidential Information does not include information that the Receiving Party can demonstrate: (i) was in the possession of, or was rightfully known by, the Receiving Party without an obligation to maintain its confidentiality prior to receipt from the Furnishing Party; (ii) was or has become generally available to the public other than as a result of disclosure by the Receiving Party or its agents; (iii) after disclosure to the Receiving Party, was received from a third party who, to the Receiving Party’s knowledge, had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure; (iv) was independently developed by the Receiving Party without use of or reference to any Confidential Information of the Furnishing Party; or (v) that the Furnishing Party has disclosed to unaffiliated third parties without similar restrictions.

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6.1.2	Obligations of Confidentiality

The Receiving Party agrees to (i) maintain Confidential Information of the Furnishing Party in strict confidence and not disclose such Confidential Information to third parties; (ii) use Confidential Information of the Furnishing Party only for purposes of this Agreement (including providing such Confidential Information only to individuals who have a need to know and are bound to protect the confidentiality of the information in a manner substantially equivalent to that required of the Receiving Party and (iii) keep the Confidential Information of the Furnishing Party secure and protect it from unauthorized access and use by using at least the same degree of care as the Receiving Party employs to avoid unauthorized access and use of its own Confidential Information of a similar nature, but in no event less than reasonable care.

6.1.3	No Implied Rights

Each Party’s Confidential Information will remain the property of that Party. Nothing contained in this Section will be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or by implication, any rights or license to the Confidential Information of the other Party.

6.1.4	Compelled Disclosure

If the Receiving Party becomes legally compelled to disclose any Confidential Information of the Furnishing Party in a manner not otherwise permitted by this Agreement, the Receiving Party will provide the Furnishing Party with prompt notice of the request (unless legally precluded from doing so) so that the Furnishing Party may seek a protective order or other appropriate remedy. If a protective order or similar order is not obtained by the date by which the Receiving Party must comply with the request, the Receiving Party may furnish that portion of the Confidential Information that it determines it is legally required to furnish.

6.1.5	Return or Destruction

When Confidential Information of the Furnishing Party is no longer required for the Receiving Party’s performance under the Agreement, or upon the Furnishing Party’s request, or in any event upon expiration or termination of the Agreement, the Receiving Party will return all materials in any medium that contain, refer to, or relate to Confidential Information of the Furnishing Party or, at the Furnishing Party’s election, destroy them. At the Furnishing Party’s request, the Receiving Party will certify in writing that it has returned or destroyed all copies of the Furnishing Party’s Confidential Information in the possession or control of the Receiving Party’s or any of its Affiliates or contractors.

6.2	Marketing. Customer agrees that during the Term, CyrusOne shall have the right to use Customer’s company name and/or logo and/or customer pre-approved quotes in materials and communications, including in print and digital marketing, sales, financial, and public relations materials and on CyrusOne’s website, to publicly refer to Customer as a customer of CyrusOne, provided that CyrusOne obtains Customer’s prior written approval in each instance.

SECTION 7. FACILITY, COLOCATION SPACE AND SERVICES

7.1	Facilities. As between Customer and CyrusOne, title to all Facilities shall remain with CyrusOne. CyrusOne will provide and maintain the Facilities in good working order subject to the terms of this Agreement. Customer shall not, and shall not permit others to, rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any Facility or the Service, without the prior written consent of CyrusOne which may be withheld in CyrusOne’s sole discretion. Customer shall not take any action that causes the imposition of any lien or encumbrance on the Facilities. Customer shall make no alterations to the Colocation Space without the prior written consent of CyrusOne. In no event will CyrusOne be liable to Customer or any other person for interruption of Service or for any other loss, cost or damage caused or related to improper use or maintenance of the Facilities by Customer or third parties provided access to the Facilities by Customer in violation of these terms, and Customer shall reimburse and indemnify CyrusOne for any damages incurred or claims arising as a result thereof.

7.2

Grant of License. Customer shall be permitted reasonable access to the Colocation Space subject to any and all rules, regulations and access requirements imposed by CyrusOne governing such access. Customer shall be permitted to use the Colocation Space only for placement and maintenance of Customer Equipment. Customer shall use the Colocation Space in an orderly and safe manner and shall return the Colocation Space to CyrusOne at the conclusion of the Service Term set forth in the Order Form in the same condition (reasonable wear and tear excepted) as when such Colocation Space was delivered to Customer. The Customer must remove all Customer Equipment from the Colocation Space no later than [**] days after the effective date of termination of the relevant Service Term. If the Customer has not done so, then the Customer authorizes CyrusOne to disconnect the Customer Equipment, remove it, including without limitation

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from the Colocation Space and the Facility and to store it on the Customer’s behalf. The Customer agrees to immediately reimburse CyrusOne for all charges incurred for the storage of the Customer Equipment. If the Customer Equipment has not been removed or retrieved by the Customer within [**] days of the end of the relevant Service Term, then the Customer shall be deemed to have abandoned the Customer Equipment, to have surrendered all rights to its ownership or possession and to have authorized CyrusOne to dispose of or use the Customer Equipment in such manner and for such terms as CyrusOne may determine in its sole discretion, without liability or compensation to the Customer. CyrusOne retains the right to access the Colocation Space for any legitimate business purpose including compliance with the terms and conditions contained herein. CyrusOne retains the right to restrict Customer’s access to the Facility in the event of a breach by Customer of the terms and conditions of this Agreement if said breach is not cured within [**] days.

7.3	[**] Maintenance. All maintenance of the Facility shall be performed by [**]. Customer shall not be permitted to [**] within the Colocation Space.

7.4	Customer Equipment. Customer may locate with prior mutual agreement certain Customer Equipment. CyrusOne will not be responsible for the operation or maintenance of any Customer Equipment unless the Service has been specifically contracted for in accordance with a Customer Order Form and subject to the limitations contained herein. CyrusOne acknowledges and agrees Customer retains all right, title and interest in and to any Customer Equipment, and CyrusOne shall not place any liens or encumbrances on the Customer Equipment. To ensure the Customer Equipment does not pose a physical threat to CyrusOne, its Facilities, employees, or other customers and invitees, Customer shall ensure that all Customer Equipment will perform according to published technical specifications for all such equipment and complies with all specifications, policies, procedures, and security requirements provided by CyrusOne. Customer may request CyrusOne, and CyrusOne may agree in its sole discretion, to load, unload or otherwise move Customer Equipment in the Facility, which may require CyrusOne to use warehouse equipment (e.g. a forklift) and/or manual labor. Customer expressly agrees that CyrusOne shall not be responsible for, and shall have no liability for, any damage or injury caused by or resulting from the loading, unloading or moving of any Customer Equipment by CyrusOne, unless caused solely by the negligence of CyrusOne. Customer further agrees to indemnify, defend and hold CyrusOne harmless for any claims, losses or damages arising out of or related to CyrusOne’s loading, unloading or moving of any Customer Equipment at the request of Customer. If Customer has been given the right to use CyrusOne’s shipping and receiving area, Customer shall ensure that shipments made to the Facility on its behalf are promptly removed from the shipping and receiving area. Unless the parties have agreed otherwise in writing, if a shipment has not been removed from the shipping and receiving area by Customer within [**] business days after its arrival, Customer shall pay to CyrusOne a daily storage charge equal to [**] dollars ($[**]) a day per shipment until the shipment is removed. Customer is required, [**], to install and maintain a [**] for all cabinet rows located in the Colocation Space to the extent such Colocation Space is located at one of the following CyrusOne’s data centers: [**]. Such system shall ensure that the mixing of CyrusOne’s [**] and Customer’s equipment [**] is minimized. Customer shall select CyrusOne’s solution or Customer can select other third party [**], subject to CyrusOne’s prior written approval, such approval not to be unreasonably withheld .

7.5	Sublicenses. Customer may not sublicense or permit the use of the Facilities or Colocation Space by another party, provided that Customer may allow its customers who are obtaining services from Customer to locate equipment in the Colocation Space if necessary (and for the sole purpose of) obtaining services from Customer under the following conditions:

a)	Customer hereby guarantees that all such parties shall abide by the terms of this Agreement;

b)	Customer shall indemnify, defend and hold CyrusOne harmless from all claims (i) brought against CyrusOne by any entity or individual granted a sublicense from Customer or (ii) arising from any act or omission of any sublicense or its agents;

c)	Such Party shall be considered Customer’s agent and all of its acts and omissions shall be attributable to Customer for the purposes of these terms.

7.6	Changes [**]. CyrusOne reserves the right to change the [**], provided, however, that CyrusOne shall not arbitrarily require such changes and such changes shall not substantially alter the [**] provided under this Agreement. CyrusOne and Customer shall work in good faith to minimize any disruption in Customer’s Services that may be caused by such changes in [**].

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7.7	Insurance Requirements:

a)	Customer agrees to obtain and maintain the following insurance in effect at all times during the Term in accordance with the terms and conditions set forth herein:

1)	Commercial General Liability in a form reasonably equivalent to the latest filed and approved ISO CG 0001 (including commercially acceptable endorsements) with limits of $[**] per occurrence;

2)	Commercial Automobile Liability insurance in an amount not less than $[**] combined single limit for bodily injury and property damage;

3)	“Special Causes of Loss” property insurance covering loss or damage to Customer Equipment and any leasehold improvements to the real property made on behalf of Customer in an amount not less than [**] cost of such property;

4)	Business Interruption and Extra Expense coverage for any interruption of operations or relocation of equipment from the facility, and;

5)	Workers Compensation Insurance or state approved self-insurance in compliance with all applicable statutes of appropriate jurisdiction, including Employer’s Liability with limits of $[**] each accident.

b)	CyrusOne agrees to obtain and maintain, directly or through its parent entity, the following insurance in effect at all times during the Term in accordance with the terms and conditions set forth herein:

1)	Commercial General Liability in a form reasonably equivalent to the latest filed and approved ISO CG 0001 (including commercially acceptable endorsements) with limits of $[**] per occurrence;

2)	Workers Compensation Insurance or state approved self-insurance in compliance with all applicable statutes of appropriate jurisdiction, including Employer’s Liability with limits of $[**] each accident, and;

3)	Errors and Omissions Liability insurance in an amount not less than $[**] in the aggregate.

c)	The liability insurance limits required herein may be obtained through any combination of primary excess or umbrella liability insurance. Upon written request, Customer will deliver to CyrusOne certificates of insurance which evidence the minimum levels of insurance set forth above. Customer agrees to provide not less than [**] days prior written notice of cancellation to any herein required policy. Such insurance policies shall provide that the insurance companies and any approved self-insured employer waive all rights of subrogation for such amounts against CyrusOne and its respective Affiliates, officers, directors and employees. Customer’s Commercial General Liability and Excess or Umbrella policy shall include CyrusOne (and any underlying property owner) as an additional insured. All Customer policies shall be primary to any other insurance available to CyrusOne or any underlying property owner. All insurance policies shall be issued by insurance companies authorized to do business in the states in which the Colocation Space is located and shall have an A.M. Best Rating of A - XII or better or such equivalent credit rating issued by another recognized rating agency. Any deductibles or self-insured retentions are the sole responsibility of the named insured party. In addition, Customer shall require any contractor entering the Colocation Space on its behalf to procure and maintain the same types, amounts and coverage extensions as required by Customer herein. Customer expressly waives its immunity, if any, as a complying employer under the applicable worker’s compensation law or statute, but only to the extent that such immunity would bar or affect recovery under or enforcement of any indemnification obligation contained herein.

7.8

Lawful Use. Customer acknowledges that CyrusOne is not responsible for the manner in which the Service is used by Customer or any other person or entity Customer permits to access such Service or the equipment used to deliver such Service (a “User”). Customer further agrees that it will not directly, and will use commercially reasonable efforts to ensure that any User will not violate CyrusOne’s Acceptable Use Policy, a current copy of which is attached hereto as Schedule 1. The Parties agree to adhere to all applicable Export Laws and Regulations of the United States and that, absent any required prior authorization from the Office of Export Licensing, U.S. Department of Commerce, Bureau of Industry and Security (“BIS”) or the U.S. Department of State, Directorate of Defense Trade Controls (“DTC”), they will not knowingly export or re-export (as defined in Part 772 of the Export Administration Regulations (“EAR”) (15 C.F.R. Parts 730-774) and Part 120 of the International Traffic in Arms Regulations (“ITAR”) (22 C.F.R. Parts 120-130)) directly or indirectly, through their affiliates, licensees, or subsidiaries, any of the information (or any product, process, or service resulting directly there from) they receive under this or any ancillary agreements, to any country named in Country Groups D1, E1,

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or E2 in Supp.1 to Part 740 of the EAR or any other country hereafter restricted by the U.S. Law or governmental order, including destinations subject to sanctions administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”). To the best of Customer’s knowledge, neither Customer, its employees, or businesses under its control (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to, among others, Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) as amended, and Executive Order 13268 of July 3, 2002 (67 Fed. Reg. 44751 (2002)) and Executive Order 13372 of February 16, 2005 (70 Fed. Reg. 8499 (2005)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals or subject to the limitations or prohibitions under any other OFAC regulation or executive order. The Customer, its employees or businesses under Customer’s direct control are in compliance, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended.

7.9	Security. Customer shall comply with all of CyrusOne’s access procedures and security requirements for the Facility shall use commercially reasonable efforts to ensure that all designated persons named on the access list comply with such procedures, and shall monitor its designated persons to ensure their compliance. To the extent deemed reasonably necessary by CyrusOne in its good faith business judgment, CyrusOne may implement additional access and security procedures. Customer agrees to repair, [**], any damage to the Facility caused by its employees, agents, or designated persons. In the event that unauthorized parties gain access to the Colocation Space through access cards, keys or other access devices provided to Customer, Customer is responsible for [**] replacing any security devices lost or stolen after delivery thereof to Customer.

SECTION 8. GENERAL TERMS

8.1	Force Majeure. Neither Party shall be liable, nor shall any credit allowance or other remedy be extended, for any failure of performance or equipment due to causes beyond such Party’s reasonable control including but not limited to acts of God, fire, acts or omissions of suppliers, flood or other catastrophe, any law, order or regulations or request of any governmental entity, national emergency, terrorist activities, insurrections, riots, work stoppages or disruptive labor activities, global or natural disasters or like events. In the event CyrusOne is unable to deliver Service for [**] days as a result of force majeure, Customer shall not be obligated to [**] for so long as CyrusOne is unable to deliver and if the force majeure event continues for greater than [**] days, Customer may terminate the affected Order Forms effective immediately and without penalty.

8.2	Assignment and Resale. Customer may not assign its rights and obligations under an Order Form or resell the Services without the express prior written consent of CyrusOne. A merger, sale of assets, transfer of equity or assignment by operation of law shall not be deemed to be an assignment requiring consent hereunder. CyrusOne will not unreasonably withhold its consent to a proposed assignment provided that these terms shall apply to any permitted transferees or assignees that shall in writing fully accept all the terms and conditions contained herein and such proposed assignee or transferee is financially capable of performing Customer’s obligations hereunder. Customer shall remain liable for the payment of all charges due under each Order Form prior to assignment.

8.3	Notices. Notices hereunder shall be deemed properly given when delivered. If delivered in person, or when sent via facsimile, overnight courier, electronic mail or when deposited with the U.S. Postal Service, (a) with respect to Customer, the address listed on any Customer Order Form, or (b) with respect to CyrusOne, to: 1649 Frankford Road West, Carrollton, Texas 75007. Customer shall notify CyrusOne of any changes to its address listed on any Order Form.

8.4	No Waiver. No failure by either Party to enforce any rights hereunder shall constitute a waiver of such right(s).

8.5	Control. CyrusOne exercises no control over and accepts no responsibility for the content of the information passing through or contained within CyrusOne’s Facilities. Customers shall indemnify and hold CyrusOne harmless for any claims, losses or damages arising out of or related to Customer’s content.

8.6	Contractors. Customer acknowledges that certain installation, maintenance, technical support, and consulting services may be provided by an unaffiliated third party contractor (“Contractor”) to CyrusOne. Customer hereby authorizes CyrusOne to provide Contractor all Customer location, equipment and contact information necessary to provide such Services. All Contractors who have access to that information are required to sign a CyrusOne Confidentiality Agreement.

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MASTER SERVICE AGREEMENT Confidential & Proprietary

8.7	By execution of this Agreement, the Parties acknowledge that they have read and understood each provision, term and obligation contained in this Agreement. This Agreement, although drawn by one Party, shall be construed fairly and reasonably and not more strictly against the drafting Party than the non-drafting Party.

8.8	Parol Evidence, Status of Agreement and Prior Understandings. This Agreement and the attached and incorporated exhibits, if any, contain the entire Agreement of the Parties and there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written, between the Parties to this Agreement other than those set forth in this Agreement and duly executed in writing.

8.9	State Law and Venue Determination. This Agreement shall be subject to and governed under the laws of the State of Texas, without application of conflict of law principles. The Parties agree that venue for purposes of any and all lawsuits, causes of action, arbitrations, or other disputes shall be in Harris County, Texas.

8.10	Corporate Authority. If any Party to this Agreement is a legal entity, including, but not limited to, an association, corporation, joint venture, limited partnership, partnership, or trust, that Party represents to the other that this Agreement and the transactions contemplated in this Agreement and the execution and delivery hereof have been duly authorized by all necessary corporate, partnership, or trust proceedings and actions including, but not limited to, actions on the part of the directors, officers and agents of the entity.

8.11	Dispute or Contest: Arbitration. In the unlikely event that a dispute occurs applicable to the operation, construction, interpretation, or enforcement of this Agreement, the Parties hereby agree to submit the dispute to a commercial arbitrator so that the matter may be arbitrated in lieu of resolving the dispute in a court of law or equity. The Parties shall choose an arbitrator from the American Arbitration Association and utilize their procedures for complex commercial arbitrations.

8.12	Independent Contractor Relationship; No Partnering Intended. It is agreed and understood that any work requested by the Parties to this Agreement shall be performed under the terms of the Agreement and that all Parties are considered independent contractors.

8.13	Severability. If any provision of this Agreement is, for any reason, held to violate any applicable law, governmental rule or regulation, or if the provision is held to be unenforceable or unconscionable, then the invalidity of that specific provision shall not be held to invalidate the remaining provisions of this Agreement. All other provisions and the entirety of this Agreement shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled and terminated.

8.14	Survival. The covenants and agreements contained in this Agreement with respect to payment of amounts due, confidentiality, liability and indemnification shall survive termination of this Agreement, regardless of the reason for termination. The rights and obligations under this Agreement shall survive any merger or sale of either Party and shall be binding upon the successors and permitted assigns of each Party.

8.15	Conflict. In the event of any conflict between the terms of this Agreement, an Order Form or a SLA, it is understood and agreed that the following will establish priority of terms: (1) The Order Form, (2) the Agreement, and (3) the SLA, provided that the indemnification obligations and limitations of liability set forth in the Agreement may not be supplemented, replaced or amended by any SLA or Order Form

8.16	Regulatory. If any federal agency or state body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, policies, or regulations, both Parties shall make reasonable efforts to immediately bring this Agreement into compliance and shall endeavor in those efforts to preserve for both Parties the economic benefits as reflected in this Agreement to the maximum extent possible. Provided that CyrusOne notifies Customer promptly of such required disclosure and reasonably assists the disclosing party in efforts to limit such required disclosure, CyrusOne reserves the right to disclose information relating to your Services if required to do so by law, regulation, local, state or federal governmental request, or in the good faith belief that such action is necessary to: (a) conform to the edicts of the law or comply with legal process served on CyrusOne, its parent, or affiliates; (b) protect and defend the rights or property of CyrusOne, its parent, or affiliates; or (c) act under exigent circumstances to protect the personal safety of CyrusOne users or members of the public.

8.17

During the term of this Agreement, the Customer or any of its affiliates will not, directly or indirectly, for their own account or for or on behalf of any other person or entity, whether as an officer, director, employee, partner, principal, joint venture, consultant, investor, shareholder, independent contractor or otherwise, hire or employ, or attempt to hire or employ, in any fashion (whether as an employee, independent contractor or otherwise), any employee or independent contractor of

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MASTER SERVICE AGREEMENT Confidential & Proprietary

CyrusOne whom Customer has interacted with during the provision of the Services under this Agreement, or solicit or induce, or attempt to solicit or induce or take away, any of CyrusOne’s employees, consultants, clients, customers, vendors, suppliers, or independent contractors to terminate their relationship with CyrusOne or the other Party.

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